Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-56473, 33-56487, 333-14189, 333-30763, 333-50627, 333-130603 and 333-145388) and Form S-3 (File No. 333-111452) of Chesapeake Corporation of our report dated March 6, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Richmond, Virginia
March 6, 2008